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                                                                 EXHIBIT 5.01


                                 June 11, 2002


HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA 92121-3728

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 to be filed by HNC Software Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about June 11, 2002 (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 354,255 shares of the Company's Common Stock, $0.001 par value (the "SHARES"), that are subject to issuance by the Company upon the exercise of stock purchase rights to be granted by the Company's under its 1995 Employee Stock Purchase Plan, as amended (the "PURCHASE PLAN").

        In rendering this opinion, we have examined the following:

        (1) the Company's Restated Certificate of Incorporation, as amended by the Certificate of Amendment filed with the Delaware Secretary of State on June 12, 2000, both certified by the Delaware Secretary of State on June 4, 2002.

        (2) the Company's Bylaws, as amended, certified by the Company's Secretary on May 30, 2002.

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

        (4)  the prospectus prepared in connection with the Registration
             Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

        (6) a certificate from the Company's transfer agent dated January 2, 2002, certifying the number of the Company's issued and outstanding shares of capital stock as of December 31, 2001;

        (7) a certificate from the Company's transfer agent dated April 30, 2002 certifying the number of the Company's issued and outstanding shares of capital stock as of April 30, 2002;

        (8) a statement from the Company as to the number of outstanding options, warrants and rights to purchase the Company's capital stock and any additional shares of the Company's Common Stock reserved for future issuance in connection with the Company's stock option and purchase plans and all other plans, agreements or rights as of April 30, 2002; and

        (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company and containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification,

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waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, it is our opinion that the 354,255 Shares that may be issued and sold by the Company upon the exercise of purchase rights to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the Purchase Plan and the purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                                 Very truly yours,

                                                 /s/ Fenwick & West LLP


                                                 FENWICK & WEST LLP


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